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                                                                  EXHIBIT 10.28


                       CONSULTING AND SEVERANCE AGREEMENT
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     This CONSULTING AND SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the 1st day of May, 2000 (the "Effective Date"), by and between HADRON, INC., a New York corporation (the "Company"), and C.W. GILLULY ("Consultant").

                                    RECITALS
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     WHEREAS, Consultant is employed as Chairman of the Company pursuant to that certain Employment Agreement dated as of July 1, 1998, as amended March 30, 2000 (the "Employment Contract"); and

     WHEREAS, Consultant has agreed to terminate the Employment Contract, while retaining his position as the Chairman of the Board of Directors of the Company; and

     WHEREAS, Consultant and the Company desire to provide for the settlement of all matters and claims between the parties relating to the Employment Contract and Consultant's employment by the Company; and

     WHEREAS, the Company desires to hire Consultant, and Consultant desires to be hired, to perform consulting services on an independent contractor basis relating to acquisitions, strategic planning and other areas in which Consultant has experience and expertise. Consultant will report directly to the Chief Executive Officer of the Company (the "CEO").

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.  Resignation.  Consultant hereby resigns as an employee of the Company,
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effective on the Effective Date.  Consultant agrees to continue to serve as a member and Chairman of the Board of Directors of the Company, to be compensated in such capacity as are other members of the Board of Directors of the Company. Consultant may serve in such capacity until the earlier of his death, disability, resignation or removal by the Board or shareholders of the Company.

     2.  Services.  Company hereby engages Consultant to provide the following
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services, as requested by the Board of Directors or the CEO, and also to perform those services normally associated with or incidental to those requested services (collectively, "the Services"):

         (a) Consulting relating to mergers, acquisitions, joint ventures and/or finance;

         (b) Consulting and assistance with sales, marketing, human resources and/or recruiting;

         (c) Strategic planning; and

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         (d) Any other services as reasonably requested by Company which are agreed to by Consultant.

     Consultant shall make himself available to perform services during regular business hours as requested in advance by the Board of Directors or the CEO. There shall be no minimum number of hours of services to be performed by Consultant. Consultant shall not be required to work more than ___ hours per quarter in performance of the Services. Consultant hereby agrees to perform the Services in accordance with the terms and conditions of this Agreement.

     3.  Responsibilities and Covenants of Consultant.
         --------------------------------------------

         (a) Consultant shall comply with and adhere to all directives, policies and procedures of Company and the officers of the Company.

         (b) Consultant shall perform, and document the performance of, the Services in accordance with reasonable standards of diligence and care and Company's policies, programs and procedures. Consultant shall create and maintain records documenting the Services utilizing forms provided by Company for such documentation, to the extent such forms are available.

         (c) Consultant will devote such time as is necessary to perform the Services hereunder, but shall not be required to provide Services for more than ___ hours per quarter. Consultant shall maintain and provide to Company records sufficient to show actual hours worked each month. Consultant agrees to perform the Services during such hours as may be scheduled by an officer of Company.

         (d) Consultant, in such capacity, shall have no right or authority at any time to make any contract or binding promise of any nature on behalf of Company, whether oral or written.

         (e) In the provision of the Services, Consultant shall report to the CEO of the Company. When necessary, the Company shall provide Consultant with an office and office support, but Consultant shall not be required to report to work at the Company's premises on a regular basis. The Company shall provide Consultant with access to a conference room or other facility where Consultant may meet with customers or employees of the Company in performance of the Services.

     4.  Compensation.
         ------------

         (a) Base Fee.  For the Services performed hereunder by Consultant,
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Company shall pay Consultant [$5,774.72] per month, payable on the first day of each month. Company shall be obligated to pay this amount to Consultant for a period of sixty (60) months from the Effective Date, irrespective of whether this Agreement has been terminated by Company; except, however, Company shall be relieved of future obligations to pay Consultant only if (1) where this Agreement has been terminated in accordance with Section 5 below and (2) (i)
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Consultant acted dishonestly in connection with the Company, (ii) Consultant has been indited or convicted of a felony or crime of moral turpitude involving the Company, or (iii) the Consultant has engaged in willful misconduct or bad faith in connection with the Company or the Services.

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         (b) Expenses.  Company shall reimburse Consultant for reasonable
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travel expenses for travel requested by the Board of Directors or the CEO, in accordance with Company's travel and reimbursement policies. Company shall also reimburse Consultant for Company-related long-distance phone calls, car mileage for local travel, and entertainment expenses which have been pre-approved by the Board of Directors or the CEO.

         (c) Benefits.  The Company shall provide health insurance to
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Consultant in the manner and form that health insurance is provided to employees of the Company; provided, however that Consultant shall reimburse Company for the cost of such health insurance. The Company shall not provide, and shall have no obligation to provide, Consultant with any other benefits.

     5.  Term and Termination. The term of this Agreement shall commence as of
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the Effective Date and shall continue for a period of sixty (60) months from the
Effective Date, except as earlier terminated in accordance with the following paragraph.

     If Consultant shall be in breach or default of any term, condition or provision of this Agreement and such breach or default continues uncured for a period of ten (10) business days after Company notifies Consultant of such breach or default, in writing, then, Company shall have the right to terminate this Agreement; provided, however, that Company's obligations to pay Consultant under Section 4(a) above shall not be affected unless any of the events described in Section 4(a)(2) have occurred. If Company fails to make a payment when due, and such failure continues for a period of twenty (20) business days after the Company's receipt from Consultant of notice of such failure, then Consultant shall have the right to terminate this Agreement and the remaining unpaid obligations of Company shall, at Consultant's option, become due and payable immediately. If Company is in breach or default of a material term, condition or provision of this Agreement other than non-payment, and such breach or default shall continue for a period of thirty (30) business days after Consultant notifies Company of such breach or default, then Consultant shall have the right to terminate this Agreement and receive payments of the remaining unpaid obligations of Company when such amounts become due. The above rights to terminate shall be in addition to any remedies at law or equity to which the parties may be entitled.

     6.  Outstanding Obligations of Company to Consultant.
         ------------------------------------------------

         (a) Company has executed a Note, payable to Consultant in the original principal amount of $430,000, dated as of February 15, 2000. Company and Consultant acknowledge that the outstanding principal balance of such Note is $230,000. Company shall continue to be liable under such Note and shall make any and all payments to Consultant as are required pursuant to such Note.

         (b) Company shall pay Consultant for unused vacation time accrued as of the Effective Date.

         (c) Consultant and Martha Alice Gilluly have executed an Amended and Restated Guaranty of Payment, dated as of April 12, 2000, in favor of United Bank (the "Guaranty"). Company shall cause such Guaranty to be terminated and released within _____

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days of the Effective Date. The Company shall indemnify Consultant for any and all claims, losses or expenses (including reasonable attorneys fees) incurred by Consultant and Mrs. Gilluly arising from such Guaranty.

     7.  Status of Consultant.  In the performance of the Services, it is
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mutually agreed that Consultant is at all times acting and performing as an independent contractor. Consultant shall not be deemed an employee of Company for any purpose whatsoever, and shall not be eligible to participate in any benefit program provided by Company for its employees, except as otherwise specifically provided herein. Company shall have no responsibility for the payment to or on behalf of Consultant of any wages and salaries, taxes, withholding payments, penalties, fees, fringe benefits, professional liability insurance premiums, contributions to insurance and pension or other deferred compensation plans (including but not limited to, workers' compensation and Social Security obligations, and licensing and certification fees and expenses), nor will Company have any responsibility for the filing of any documents, forms and returns pertinent to all of the foregoing. Consultant agrees to pay any and all taxes, withholding payments, penalties, fees, social security obligations and similar obligations and agrees to hold Company harmless against any claims against Company relating to Consultant's obligations hereunder.

     8.  Restrictive Covenants.
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         (a) During the term of this Agreement, Consultant will neither directly nor indirectly employ or engage, solicit for employment or engagement, or advise or recommend to any other person or entity that they or it employ, engage or solicit for employment or engagement, any employee of, or independent contractor to the Company or any affiliate of the Company.

         (b) During the term of this Agreement, Consultant shall not, on his own behalf or on behalf of any other person, firm, corporation, company or entity, directly or indirectly take or attempt to take any of the following actions without obtaining the prior written consent of the Company:

             (i) Compete, directly or indirectly, with Company in the businesses conducted by Company or any of its affiliates.

             (ii) Perform services for, own, work for, consult, be employed by or become financially interested in any entity which competes with the Company.

             (iii) Solicit business of any Client or contact or transact business with any Client in any capacity or attempt in any manner to persuade any Client of the Company to cease, to not increase or to decrease the volume of business which such Client has customarily done or contemplated doing with the Company or any of its affiliates.

     For purposes of this Agreement, "Client" shall include any person, entity or facility, or their affiliates, with which the Company or any of its affiliates has contracted or for which the Company or any of its affiliates has provided services at any time during the twelve (12) month period prior to the Effective Date. "Client" also includes any and all prospective Clients of the

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Company or its affiliates, with which the Company or any of its affiliates has negotiated for the provision of services or products within the twelve (12) month period prior to the Effective Date.

         (c) The covenants on the part of Consultant contained in this section shall be construed as an agreement independent of any other provision of any other agreement between Consultant and Company and the existence of any claim or cause of action of Consultant against Company shall not constitute a defense to the enforcement by Company of the covenants contained herein.

         (d) Consultant hereby acknowledges that breach of any covenant contained in this section 8 would cause irreparable injury to Company. Therefore, Consultant hereby agrees that the covenants contained in this section may be specifically enforced through injunctive relief; however, the right to injunctive relief shall not preclude Company from obtaining any other legal remedy available to it. If any action at law or in equity is necessary for Company to enforce the provisions of this Agreement and Company prevails in such action, Company shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

     9.  Record Retention.  Consultant shall keep detailed records of all
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services performed and costs incurred under this Agreement, shall retain such records for a four (4) year period following the rendition of services under this Agreement, and shall permit such records to be examined and copied by Company and its duly authorized representatives. All such examinations and copying shall be at no cost to Consultant, and Company will reimburse Consultant for the cost of any copying after receipt of an invoice from Consultant for the cost of copying. Consultant will fully comply with all record-keeping and accounting procedures established by Company.

     10.  Conflicts of Interest.  Consultant agrees to notify Company in writing
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prior to undertaking any engagement with a competitor of Company or performing any activity which is in actual or potential conflict with Company's interests.

     11.  Mutual Release.
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          (a) Except for Company's obligations under this Agreement, Consultant hereby releases, acquits and forever discharges the Company and its successors, assigns, agents, directors, officers, owners, employees, representatives, attorneys, subsidiaries, and affiliates, and all persons acting by, through, under, or in concert with any of the foregoing (the "Company Released Parties"), from any and all claims, demands, actions, obligations or liabilities whatsoever, whether known or unknown, which Consultant ever had or may now have against the Company Released Parties or any of them, including, without limitation, any claims, demands or liabilities related to or arising out of Consultant's employment by the Company or termination of such employment.

          (b) Except for Consultant's obligations under this Agreement, Company hereby releases, acquits and forever discharges Consultant and his successors, assigns, agents, representatives and attorneys, and all persons acting by, through, under or in concert with any of the foregoing (the "Consultant Released Parties"), from any and all claims, demands, actions,

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obligations or liabilities whatsoever, whether known or unknown, which Company ever had or may not have against the Consultant Released Parties or any of them, including, without limitation, any claims, demands or liabilities related to or arising out of Consultant's employment by the Company.

     12.  General Provisions.

          (a) This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

          (b) Any notice required or permitted to be given hereunder shall be either hand-delivered, sent by telephone facsimile, sent by overnight express courier service or sent by United States mail (registered or certified, return receipt requested) to the parties at the following address: (i) if to Consultant, to 415 First Street, S.E., Washington, D.C. 20003, and (ii) if to Company, to Hadron, Inc., 5904 Richmond Highway, Suite 300, Arlington, Virginia 22303, Attn: Chief Executive Officer, or to such other address as either party may designate to the other by written notice given in accordance herewith. Notice shall be deemed to have been given when delivered or, if sent by United States mail, within three (3) days of deposit in the mail (properly addressed, with postage prepaid thereon).

          (c) This Agreement may be modified, waived, or discharged only by a writing, signed by Consultant and a duly authorized officer of Company.

          (d) This Agreement may not be assigned by Consultant but it may be assigned by the Company. This Agreement shall be binding upon Company and Consultant, and shall inure to the benefit of Company and Consultant, and their respective personal and legal representatives, successors and assigns.

          (e) This Agreement sets forth and is intended to be an integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the subject matter hereof and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties, with respect to the subject matter hereof other than as set forth herein. Any and all prior agreements among the parties, with respect to the subject matter hereof, are hereby superseded.



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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by
Consultant and by a duly authorized representative of Company, effective as of the date first written above.

                                        HADRON, INC.


                                        By:___________________________________
                                        Jon M. Stout, Chief Executive Officer

                                        CONSULTANT


                                        ______________________________________
                                        C.W. Gilluly
                                        Social Security No. ###-##-####

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